UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008

CME Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 2, 2008, Chicago Board Options Exchange, Inc. (CBOE) and class representatives announced that they have reached an agreement in principle to settle CME Group, Inc., et al. v. Chicago Board Options Exchange, Inc. et al., the class action brought against CBOE on behalf of all full members in the Board of Trade of the City of Chicago, Inc. (CBOT) who claim an interest in CBOE through the exercise right privilege (ERP). CME Group Inc. is a named party in interest in the litigation and is the owner of 159 ERPs. Attached hereto as Exhibit 99.1 is a letter outlining the terms of the settlement from Gordon B. Nash, Jr. sent behalf of the class representatives to the CBOT full members.

Item 9.01 Exhibits. Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter dated June 2, 2008 Re: CBOT Holdings, Inc., The Board of Trade of the City of Chicago, Inc., Michael Floodstrand and Thomas J. Ward v. Chicago Board Options Exchange, et al.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

By:	/s/ Kathleen M. Cronin
Kathleen M. Cronin
Managing Director, General Counsel and Corporate Secretary

Dated: June 2, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter dated June 2, 2008 Re: CBOT Holdings, Inc., The Board of Trade of the City of Chicago, Inc., Michael Floodstrand and Thomas J. Ward v. Chicago Board Options Exchange, et al.